Exhibit 99.1

500 Linden Oaks
Rochester, New York 14625

FOR IMMEDIATE RELEASE

CONTACT:	Company Contact:
Molly Henderson
Chief Business and Financial Officer
500 Linden Oaks
Rochester, New York 14625
(585)249.6231

NASDAQ GRANTS VIRTUALSCOPICS’ REQUEST FOR CONTINUED LISTING
Extension until February 3, 2009 to meet continued listing criteria

ROCHESTER, New York. - October 9, 2008 - VirtualScopics, Inc. (Nasdaq:VSCP) today announced that the Nasdaq Hearings Panel has granted the Company's request to remain listed on the Nasdaq Capital Market and has allowed the Company until February 3, 2009 to regain compliance with the minimum bid price. The Panel’s decision represents the full extent of the Panel’s authority to grant an exception pursuant to Marketplace Rule 4802(b). The Company's hearing before the Panel was held on September 18, 2008. The decision of the Panel to grant the Company's request for continued listing is subject to the condition that the Company must have evidenced a closing bid price of $1.00 or more for a minimum of ten consecutive trading days by February 3, 2009. In the event the Company does not comply with these conditions, its common stock may be suspended from The Nasdaq Capital Market.

“We are very pleased with the Panel’s decision to grant us additional time to regain compliance,” stated Ms. Molly Henderson, Chief Business and Financial Officer of VirtualScopics, Inc. She further added, “The extension allows the market time to react as we continue to deliver on our stated 2008 financial objectives. We believe the company is well positioned to capitalize on the opportunities within the industry and are confident that we have built a strong foundation for a profitable business.”

As previously announced, the Company requested a hearing before the Nasdaq Hearings Panel following its receipt on August 7, 2008 of a Staff Deficiency Letter from the Nasdaq Stock Market notifying it that it no longer meets The Nasdaq Stock Market's minimum bid price requirement for continued listing set forth in Marketplace Rule 4450(a)(5). The Company has received stockholder approval and is prepared to effectuate a reverse stock split in the event that it has not met the minimum bid price by year end.

About VirtualScopics, Inc.
VirtualScopics, Inc. is a leading provider of imaging solutions to accelerate drug and medical device development. VirtualScopics has developed a robust software platform for analysis and modeling of both structural and functional medical images. In combination with VirtualScopics’ industry-leading experience and expertise in advanced imaging biomarker measurement, this platform provides a uniquely clear window into the biological activity of drugs and devices in clinical trial patients, allowing sponsors to make better decisions faster. For more information about VirtualScopics, visit www.virtualscopics.com.

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Forward-Looking Statements
The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward-looking statements include, but are not limited to, statements regarding the expected benefits of the Company’s investment in infrastructure and new customer contract signings and awards in 2008 and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “projects,” “seeks,” or similar expressions. Forward-looking statements deal with the Company’s current plans, intentions, beliefs and expectations. Investors are cautioned that all forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Many of these risks and uncertainties are discussed in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007 filed with the Securities and Exchange Commission (the “SEC”), and in any subsequent reports filed with the SEC, all of which are available at the SEC’s website at www.sec.gov.